EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

        SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 30, 1997, by and among PALOMAR MEDICAL TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), with headquarters located at 66 Cherry Hill Drive, Beverly, Massachusetts 01915 and each of the purchasers (the "PURCHASERS") set forth on the execution pages hereof (the "EXECUTION PAGES").

        WHEREAS:

        A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

        B. Each Purchaser desires to purchase, upon the terms and conditions stated in this Agreement; (i) 6%, 7% and 8% Convertible Debenture Due September 30, 2002 of the Company (each a "DEBENTURE" and, collectively, the "DEBENTURES") convertible into its common stock, par value $.01 per share, of the Company (the "COMMON STOCK") and (ii) shares of Common Stock (the "COMMON SHARES"). The form of the Debenture, including the terms upon which such Debenture are convertible into shares of Common Stock, is attached hereto as Exhibit A. The shares of Common Stock issuable upon conversion of the Debenture or otherwise pursuant to the Debentures are referred to herein as the "CONVERSION SHARES". The Debentures, the Common Shares and the Conversion Shares are collectively referred to herein as the "SECURITIES."

        C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws;

        NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

        1. PURCHASE AND SALE OF DEBENTURES AND COMMON SHARES

                a. Purchase of Debentures and Common Shares. On the Closing Date (as defined below), subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company, (i) a Debenture in such original principal amount as is set forth on such Purchaser's signature page hereto and
        (ii) a number of Common Shares equal to (A) fifteen percent (15%) of the original principal amount of the Debenture referred to in clause (i) divided by (B) the average of the closing bid prices of the Common Stock on the Nasdaq SmallCap Market for the three (3) trading days commencing on the first trading day after Closing Date. Each Investor represents and agrees that neither it nor its affiliates has entered or will enter into any transactions with respect to any securities of the Company (other than the transactions contemplated by this Agreement) on the Closing Date or the three trading days thereafter. The purchase price (the "PURCHASE PRICE") for such Debenture and Common Shares to be issued and sold to each Purchaser at such closing shall be as set forth on such Purchaser's Execution Page hereto.

                b. Form of Payment. On the Closing Date, each Purchaser shall pay the aggregate Purchase Price for the Debentures and Common Shares being purchased by such Purchaser hereunder by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of the duly executed Debenture being purchased by such Purchaser hereunder and the Company shall deliver such Debenture against delivery of such aggregate Purchase Price. Within twenty (20) days after the second trading day following the Closing Date, the Company shall deliver to each Purchaser a duly executed certificate representing the Common Shares purchased by such Purchaser.

                c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Debentures and Common Shares pursuant to this Agreement (the "CLOSING DATE") shall be 12:00 noon eastern time on September 30, 1997, or such other time as may be mutually agreed upon by the Company and the Purchasers. The closing shall occur at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109.

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        2. PURCHASERS' REPRESENTATIONS AND WARRANTIES

        Each Purchaser severally represents and warrants to the Company that:

                a.  Investment  Purpose.  Purchaser is purchasing the Debentures and Common Shares for Purchaser's own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                b. Accredited Investor Status. Purchaser is an "Accredited Investor" as defined in Rule 501(a) promulgated under the Securities Act.

                c. Reliance on Exemptions. Purchaser understands that the Debentures and Common Shares are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Debentures and Common Shares.

                d. Information. Purchaser and its counsel or representative, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and Common Shares which have been specifically requested by Purchaser or its counsel or representative. Purchaser and its counsel, if any, have been afforded the opportunity to ask questions of the Company and have received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or its counsel or any of its representatives shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Section 3 below. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

                e. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                f. Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, including without limitation Rule 144 promulgated under the Securities Act (or a successor rule) ("RULE 144"), or (c) transferred without consideration to an affiliate of Purchaser; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).

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

                g. Legends. Purchaser understands that the Debentures and Common Shares and, until such time as the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144 without any restriction as to the public resale thereof, the certificates for the Conversion Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless the Company is provided with reasonable assurances that the securities were sold pursuant to Rule 144 under said Act.

                The legend set forth  above  shall be  removed  and the  Company shall issue a certificate without such legend upon conversion of the Debentures to the holder of any Security upon which it is stamped, if
        (a) the resale of such Security is registered under the Securities Act, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security has been sold pursuant to Rule 144 or can be sold pursuant to Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold. Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale (if and to the extent such delivery is required) or in compliance with an exemption from the registration requirements of the Securities Act. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold, which legend shall be removed when such Security has been sold pursuant to Rule 144 or may be sold pursuant to an effective registration statement or Rule 144 without any restriction as to the number of Securities acquired as of a particular date that can then be immediately sold.

                h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms.

                i. Location of Purchaser. Each of the Purchasers has advised the Company in writing with respect to the jurisdictions wherein the investment decision regarding Purchaser's acquisition of the Debentures and the Common Shares has been made.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to each Purchaser that:

                a. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify would have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on the operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or on the ability of the Company to perform its obligations in connection with the transactions contemplated hereby on a timely basis. The Company does not have any significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) other than those subsidiaries set forth on
        Schedule 3(a).



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

                b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement, to issue and sell the Debentures and Common Shares in accordance with the terms hereof, and to issue the Conversion Shares upon conversion of the Debentures in accordance with their terms; (ii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Debentures by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Debentures and Common Shares and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board or Directors, or its stockholders is required (under Rules promulgated by the National Association of Securities Dealers or otherwise); (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company of the Registration Rights Agreement and the Debentures, such agreement and such instrument will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                c. Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Debentures) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be reserved for issuance upon conversion of the Debentures is set forth on Schedule 3(c). All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Debentures, the Common Shares and the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except as disclosed in Schedule 3(c) or as contemplated herein, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of the Company's securities under the Securities Act (except the Registration Rights Agreement). The Company has made available to each Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("CERTIFICATE OF INCORPORATION"), the Company's By-laws as in effect on the date hereof (the "BY-LAWS"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for Common Stock of the Company. The Company shall provide each Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the Closing Date.

                d. Issuance of Securities. The Debentures are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Common Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Conversion Shares are duly authorized and reserved for issuance, and, upon conversion of the Debentures in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

                e. No Conflicts. The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Debentures by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Debentures and Common Shares and the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts,


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        defaults,  terminations,  amendments,  accelerations,  cancellations and violations as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have or reasonably be expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and except for the filing of a Form D with the Securities and Exchange Commission, the filing of the registration statement contemplated by the Registration Rights Agreement under the Securities Act, any filings required by applicable state securities laws and the filing of an application with NASDAQ (as defined below) to list or approve for quotation the Conversion Shares and the Common Shares, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Debentures, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the NASDAQ SmallCap Market ("NASDAQ") and does not reasonably anticipate (nor has it received any notices to such effect from NASDAQ) that the Common Stock will be delisted by NASDAQ in the foreseeable future.

                f. SEC Documents, Financial Statements. Since December 31, 1993, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all of the foregoing, filed prior to the date hereof and after December 31, 1993, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein together with any registration statements or other documents filed by the Company pursuant to the Securities Act prior to the date hereof and those certain news releases attached hereto as Schedule 3(f), being hereinafter referred to herein as the "SEC DOCUMENTS"). The Company has made available to each Purchaser true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may include footnotes or may not be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the most recent financial statements included in the SEC Documents and
        (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                g. Absence of Litigation. Except as disclosed in the SEC Documents or in Schedule 3(g), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would or could reasonably be expected to result in a Material Adverse Effect.

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                h.  Disclosure.  All  information  relating to or concerning the
        Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's Exchange Act Reports are being incorporated into an effective registration statement filed by the Company under the Securities Act).

                i. Current Public Information. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act.

                j. No General Solicitation. Neither the Company nor any person acting for the Company has conducted any "GENERAL SOLICITATION," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

                k. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act.

                l. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with Michael Arnouse whose commissions and fees will be paid for by the Company.

                m. Acknowledgment of Dilution. The number of Conversion Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Debentures in accordance with their terms is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders.

                n. Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted and as described in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as amended. Neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any Intangibles which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have or could reasonably be expected to result in a Material Adverse Effect.

                o. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of acting for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

        4. COVENANTS.

                a. Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and 7 of this Agreement.

                b. Blue Sky Laws. The Company shall take such action as the Company or the Purchasers shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers.

                c. Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act.

                d. Use of Proceeds. The Company shall use the proceeds from the sale of the Debentures and Common Shares for internal working capital purposes, mergers and acquisitions, investments and general corporate purposes.

                e. Financial Information. Upon the written request of any Purchaser holding any Securities, the Company shall send the following reports to such Purchaser: a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any proxy statements, any Current Reports on Form 8-K and any press releases issued by the Company or any of its subsidiaries.

                f. Reservation of Shares. The Company shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Debentures and issuance of the Conversion Shares in connection therewith and as otherwise required by the Debentures.

                g. Listing. Promptly (and in no event more than ten (10) days) following the Closing Date, the Company shall secure the listing or approval for quotation of all of the Common Shares and 3,500,000 shares of Common Stock issuable upon conversion of the Debentures upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and thereafter shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Common Shares and all Conversion Shares from time to time issuable upon conversion of the Debentures. The Company shall also file such additional listing applications as may be necessary to cover the issuance of all of the Common Shares and the Conversion Shares as provided in the immediately preceding sentence. The Company will take all action necessary to continue the listing and trading of its Common Stock on the NASDAQ, the NASDAQ National Market ("NNM"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

                h. Corporate Existence. So long as a Purchaser beneficially owns any Debentures, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all Debentures outstanding as of the date of such transaction and (ii) is a publicly traded corporation whose common stock is listed for trading on the NASDAQ, NNM, NYSE or AMEX.

        5. TRANSFER AGENT INSTRUCTIONS.

        The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares in such amounts as specified from time to time by such Purchaser to the Company upon conversion of the Debentures. Prior to registration of the Conversion Shares under the Securities Act or resale of such Securities under Rule 144, all such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement. The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the Conversion Shares prior to registration of the Conversion Shares under the Securities Act, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and the Debentures. Nothing in this Section shall affect in any way each Purchaser's obligations and agreement set forth in Section 2(f) hereof not to resell the Securities except pursuant to an effective registration statement (and to deliver a prospectus in connection with such a sale) or in compliance with an exemption from the registration requirements of applicable securities law. If a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by a Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

        6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

        The obligation of the Company hereunder to issue and sell the Debentures and the Common Shares to a Purchaser at the closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                (a) The applicable Purchaser shall have executed the Execution Page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

                (b) The applicable Purchaser shall have delivered the Purchase Price for the Debentures and the Common Shares purchased in accordance with Section 1(b) above and the aggregate purchase price for the Debentures and Common Shares purchased by all Purchasers hereunder shall not be less than $5,000,000.

                (c) The representations and warranties of the applicable Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

                (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

        7. CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE.

        The obligation of each Purchaser hereunder to purchase the Debentures and the Common Shares to be purchased by it on the Closing Date is subject to the satisfaction of each of the following conditions, provided that these conditions are for such Purchaser's sole benefit and may be waived by such Purchaser at any time in the Purchaser's sole discretion:

                (a) The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to such Purchaser.

                (b) The Company shall have delivered to such Purchaser a duly executed Debenture in the principal amount being purchased by such Purchaser in accordance with Section 1(b) above.

                (c) The aggregate purchase price for the Debentures and Common Shares purchased by all Purchasers hereunder shall be $5,000,000.

                (d) The Common Stock shall be authorized for quotation on NASDAQ and trading in the Common Stock (or NASDAQ generally) shall not have been suspended by the SEC or NASD.

                (e) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing date. Such Purchaser shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by such Purchaser.

                (f) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                (g) Such Purchaser shall have received the officer's certificate described in Section 3(c) above, dated as of the Closing Date.

                (h) Such Purchaser shall have received an opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchaser and in substantially the form of Exhibit C attached hereto.

                (i) The Company shall have executed, and shall have delivered evidence reasonably satisfactory to the Purchasers that the Company's transfer agent has agreed to act in accordance with the irrevocable instructions in the form attached hereto as Exhibit D; PROVIDED, HOWEVER, if such evidence is not delivered on or prior to the Closing Date, the Company shall use its best efforts to deliver such evidence as soon as practicable thereafter.

        8. GOVERNING LAW; MISCELLANEOUS.

                a. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the County of Kent in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect a Purchaser's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                b. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

                c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

                f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier, overnight delivery service or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, overnight delivery service or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

        If to the Company:

                  Palomar Medical Technologies, Inc.
                  66 Cherry Hill Drive
                  Beverly, Massachusetts 01915
                  Telecopy:  (508) 921-5801
                  Attention:  Paul Weiner, Director of Finance

        with a copy to each of the Company's General Counsel at the same address and to:

                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Telecopy:  (617) 832-7000
                  Attention:  Dean F. Hanley, Esq.

        If to any Purchaser, to such address set forth under such Purchaser's name on the signature page hereto executed by such Purchaser.

        Each party shall provide notice to the other parties of any change in address.

                g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. This provision shall not limit a Purchaser's right to transfer the Securities pursuant to the terms of the Debentures, the Registration Rights Agreement and this Agreement or to assign such Purchaser's rights hereunder to any such transferee, nor shall this provision limit the right of a Purchaser to transfer or assign its rights under such agreements and instruments to an affiliate (provided that each Purchaser makes no more than two (2) such transfers) or a managed account, provided that the representations and warranties set forth in Section 2 are true and correct with respect to such affiliate or managed account.

                h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder and any conversion of the Debentures, notwithstanding any due diligence investigation conducted by or on behalf of any Purchasers. The Company agrees to indemnify and hold harmless each Purchaser and each of such Purchaser's officers, directors, employees, partners, agents and affiliates for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties or covenants set forth herein, including advancement of expenses as they are incurred.

                j. Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC, NASDAQ or NASD filings, or any other public statements with respect to the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall be entitled, without the prior approval of the Purchasers, to describe the transactions contemplated hereby in any Form 10-Q or Form 10-K filed by it.

                k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                l. Termination. In the event that the closing shall not have occurred on or before September 30, 1997, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

                                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


        IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

Name:  JNC OPPORTUNITY FUND LTD..
         OLYMPIA CAPITAL (CAYMAN) LTD.
         c/o Olympia Capital (Bermuda) Ltd.
         Williams House
         20 Reid Street
         Hamilton HM11, Bermuda
         Fax:  441-295-2305
         Attn:  Philip Pedro

By:
Name:
Title:

AGGREGATE SUBSCRIPTION AMOUNT

         Principal Amount of Debenture:          _________
         Purchase Price:                         $________


PALOMAR MEDICAL TECHNOLOGIES, INC.

By:
Name:
Title:

        IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

Name:    DIVERSIFIED STRATEGIES FUND, L.P.
         c/o Encore Capital Management, L.L.C.
         12007 Sunrise Valley Drive, Suite 460
         Reston, VA 20191
         Fax:  703-476-7711

By:
Name:
Title:

AGGREGATE SUBSCRIPTION AMOUNT

         Principal Amount of Debenture:           _________
         Purchase Price:                          $________


PALOMAR MEDICAL TECHNOLOGIES, INC.

By:
Name:
Title:

        IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

PURCHASER:

Name: SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.
         c/o Trippoak Advisors, Inc.
         630 Fifth Avenue, Suite 2000
         New York, New York 10111
         Fax:  212-332-3256
         Attn:  Robert L. Miller

By:
Name:
Title:

AGGREGATE SUBSCRIPTION AMOUNT

         Principal Amount of Debenture:            _________
         Purchase Price:                           $________


PALOMAR MEDICAL TECHNOLOGIES, INC.

By:
Name:
Title: